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                                                                   EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated December 10, 1996 and to all references to our Firm included in this Registration Statement.



                                              /s/ Arthur Andersen LLP
                                              Arthur Andersen LLP



New York, New York
June 27, 1997